STOCK PURCHASE AGREEMENT

             THIS STOCK PURCHASE AGREEMENT (the “Purchase Agreement”) is made and entered into as of October 12, 2010, by and between ZBB Energy Corporation, a Wisconsin corporation (“ZBB”), and _________________________  (“Purchaser”).

ARTICLE 1 - SALE OF STOCK

Section 1.1          Sale of Stock.  Subject to the terms and conditions of this Purchase Agreement, on the date hereof ZBB agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from ZBB, ___________ shares of ZBB’s Common Stock (the “Stock”) at a purchase price of $0.431 per share for an aggregate purchase price of $_______.

Section 1.2          Closing.  Purchaser shall purchase the Stock at a closing that shall occur at a mutually agreed upon date within three (3) business days of the execution of this Purchase Agreement.  At the closing, Purchaser will pay the purchase price for the Stock to ZBB and ZBB will deliver to Purchaser a certificate representing the Stock being purchased by Purchaser hereunder.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF ZBB

ZBB hereby represents and warrants to Purchaser as follows:

Section 2.1           Organization.  ZBB is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

Section 2.2          Valid Issuance of Common Stock. The Stock is duly authorized, validly issued, fully paid and non-assessable and is free and clear of all liens and encumbrances other than restrictions on transfer imposed by applicable securities laws.

Section 2.3          Authority.  ZBB has all requisite corporate power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby.  This Purchase Agreement has been duly executed and delivered by ZBB, and constitutes the valid and binding obligation of ZBB, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser hereby represents and warrants to ZBB as follows:

Section 3.1          Authority.  Purchaser has all requisite power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby.  This Purchase Agreement has been duly executed and delivered by Purchaser, and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.2          Purchase Entirely for Own Account.  The Stock is being acquired by Purchaser for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Purchaser further represents that he does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any participation with respect to any of the Stock.

Section 3.3          Investment Experience.  Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser is aware of ZBB’s business affairs and financial condition and has had access to and has acquired sufficient information about ZBB to reach an informed and knowledgeable decision to acquire the Stock.  Purchaser has such business and financial experience as is required to give him the ability to protect his own interests in connection with the purchase of the Stock.

Section 3.4          Ability to Bear Risk.  Purchaser is able to bear the economic risk of his investment in the Stock for an indefinite period of time and Purchaser understands that the Stock has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser acknowledges that he could bear a complete or significant loss of his investment in the Stock.

Section 3.5          Access to Information.  Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Stock and has had full access to such other information concerning ZBB as Purchaser has requested.

Section 3.6          Restricted Securities.  Purchaser understands that the Stock is “restricted” under applicable U.S. federal and state securities laws inasmuch as it is being acquired from ZBB in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, Purchaser must hold the Stock indefinitely unless it is registered with the Securities and Exchange Commission (the “SEC”), and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the timing and manner of sale, the holding period for the Stock, and on requirements relating to ZBB which are outside of Purchaser’s control, and which ZBB is under no obligation and may not be able to satisfy.  In this connection, Purchaser represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 3.7           Legends.  Purchaser understands that the Stock, and any securities issued in respect thereof or exchange therefor, may bear the following legends:

(a)         “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(b)        Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

ARTICLE 4- MISCELLANEOUS

Section 4.1          Transfers in Violation of Purchase Agreement.  Any transfer or attempted transfer of any Stock in violation of any provision of this Purchase Agreement shall be null and void, and ZBB shall not record such transfer on its books or treat any purported transferee of such Stock as the owner of such securities for any purpose.

Section 4.2           Governing Law.  This Purchase Agreement shall be governed in all respects by the laws of the State of Wisconsin (without reference to its conflicts of laws principles).

Section 4.3          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, that the rights of Purchaser under this Purchase Agreement shall not be assignable except in connection with a transfer of Stock expressly permitted by the terms of this Purchase Agreement.

Section 4.4           Entire Agreement.  This Purchase Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

Section 4.5          Remedies.  Each of the parties to this Purchase Agreement will be entitled to enforce its rights under this Purchase Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Purchase Agreement and to exercise all other rights existing in its favor.

Section 4.6           Counterparts.  This Purchase Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year set forth in the first paragraph hereof.

ZBB ENERGY CORPORATION

By:
Name:
Title:

Address: N93 W14475 Whittaker Way Menomonee Falls, WI 53051 Attn: Scott Scampini

Purchaser

Signature of Purchaser

Title, if Purchaser is an entity

Address: